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                                                                    Exhibit 21.1

                          Subsidiaries of the Company


                                                                              State of
Name                                                          % Ownership   Incorporation
----                                                          -----------   -------------
The Churchill Benefit Corporation...........................      100%        Delaware
Ithority Corporation........................................      100%      California
PeopleMover, Inc. ..........................................      100%        Delaware